SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 24, 2002
Date of Report (Date of earliest event reported)

INTUIT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2535 Garcia Avenue
Mountain View, CA 94043
(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (650) 944-6000

ITEM 5. OTHER EVENTS.

Promotion of Lorrie Norrington to Executive Vice President; Expansion of Responsibilities to Include Management of Personal Finance Group

On January 24, 2002, Intuit Inc. (the “Company”) announced it had promoted Lorrie Norrington, Senior Vice President for the Small Business Division, to Executive Vice President. The Company also expanded her role to include management of the Company’s personal finance group. The Company expects that this change will allow it to better capitalize on both growth and cost synergies in the new larger organization. The personal finance group will continue to be run as a separate business group. Enrico Roderick, the Vice President who heads the group, will report directly to Norrington.

The Company is not yet able to estimate the expected cost savings that will result from combining the small business and personal finance organizations. The change will result in the elimination of some redundant jobs. However, the Company does not expect that the job eliminations will result in any material charges. These changes do not impact the Company’s fiscal 2002 financial guidance, as stated in its first quarter earnings announcement on November 15, 2001. The Company’s policy is to not confirm, update or otherwise comment on its financial projections except in compliance with Regulation FD.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTUIT INC.
/s/ CATHERINE L. VALENTINE
By:	Catherine L. Valentine Vice President and Secretary

Date: January 24, 2002